Exhibit 99.1

Histogen Announces $4.75 Million Private Placement

SAN DIEGO, March 23, 2022 – Histogen Inc. (NASDAQ: HSTO), a clinical-stage company focused on developing potential first-in-class restorative therapeutics that ignite the body’s natural process to repair and maintain healthy biological function, today announced that it has entered into a securities purchase agreement with certain institutional investors to purchase 2,500 shares of Series A redeemable convertible preferred stock and 2,500 shares of Series B redeemable convertible preferred stock. Each share of Series A and Series B preferred stock has a purchase price of $952.38, representing an original issue discount of approximately 5% of the $1,000 stated value of each share. Each share of Series A and Series B preferred stock is convertible into shares of Histogen’s common stock at an initial conversion price of $1.00 per share. Shares of the Series A and Series B preferred stock are convertible at the option of the holder at any time following the Company’s receipt of stockholder approval for an amendment to the Company’s certificate of incorporation that allows the Company to effectuate a reverse stock split of the Company’s common stock. Histogen will be permitted to compel conversion of the Series A and Series B preferred stock after the fulfillment of certain conditions and subject to certain limitations. Total net proceeds from the offerings, before deducting the placement agent’s fees and other estimated offering expenses, is approximately $4.75 million.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The Series A and Series B preferred stock permit the holders thereof to vote together with the holders of the Company’s common stock on a proposal to effect a reverse stock split of the Company’s common stock at an annual or special meeting of Company stockholders. The Series A preferred stock permits the holder to vote on such proposal on an as-converted to common stock basis based on the minimum price under Nasdaq rules on the issuance date. The Series B preferred stock permits the holder to cast 30,000 votes per share of Series B preferred stock on such proposal. The Series A and Series B preferred stock will not be permitted to vote on any other matter. The holders of the Series A and B preferred stock agreed not to transfer their shares of preferred stock until after the stockholder meeting. The holders of the Series A preferred stock agreed to vote their shares on the reverse stock split proposal and the holders of the Series B preferred stock agreed to vote their shares on such proposal in the same proportions as the shares of common stock and Series A preferred stock are voted on such proposal. The holders of the Series A and Series B preferred stock have the right to require the Company to redeem their shares of preferred stock for cash at 105% of the stated value of such shares commencing after the earlier of the Company’s stockholders’ approval of the reverse stock split and 90 days after the closing of the issuances of the Series A and Series B preferred stock and until 120 days after such closing.

The closing of the offering is expected to occur on or about March 25, 2022, subject to the satisfaction of customary closing conditions. Additional information regarding the securities described above and the terms of the offering are included in a Current Report on Form 8-K to be filed with the United States Securities and Exchange Commission (“SEC”).

To the extent Series A or B preferred stock is converted or otherwise not redeemed after 120 days from closing, the Company will use such net proceeds from this offering for working capital and general corporate purposes.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Under an agreement with the investors, the Company agreed to file an initial registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock issuable upon conversion of the preferred stock no later than July 20, 2022, and to use commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than September 18, 2022 (or October 18, 2022, in the event of a “full review” of the registration statement by the SEC).

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Histogen Inc.

Histogen Inc. is a clinical-stage therapeutics company focused on developing potential first-in-class restorative therapeutics that ignite the body’s natural process to repair and maintain healthy biological function. Histogen’s innovative technology platform utilizes cell conditioned media and extracellular matrix materials produced by hypoxia-induced multipotent cells. Histogen’s proprietary, reproducible manufacturing process provides targeted solutions across a broad range of therapeutic indications, including joint cartilage regeneration, spinal disk repair, tendon, ligament and other soft tissue repair. For more information, please visit www.histogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. For example, we are using forward-looking statements when we discuss the completion of the private placement; the satisfaction of customary closing conditions related to the private placement and the intended use of net proceeds from the private placement. Because such statements deal with future events and are based on our current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Histogen that could differ materially from those described in or implied by the statements in this press release, including: our ability to regain compliance with Nasdaq’s continued listing requirements; our ability to obtain funding for our operations, including funding necessary to complete further development and any commercialization of our product candidates; our expectations regarding the arbitration proceeding related to emricasan and the joint development with Amerimmune for COVID-19 and other infectious and inflammatory diseases, including its ability to carry out the development of emricasan and the potential for delays in the timing of regulatory approval, the impact of the arbitration proceedings and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all; our intention to independently assess our caspase selective inhibitors for inflammatory diseases; the uncertainties associated with the clinical development and regulatory approval of Histogen’s product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; competition in the orthopedics market, COVID-19 market and other markets in which we and our collaboration partner operate; the potential that earlier clinical trials and studies of our product candidates may not be predictive of future results; risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm our financial condition and increase its costs and expenses; the impact of any arbitration and litigation proceedings on our business and market and other conditions. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including those risks discussed in our filings with the Securities and Exchange Commission. Except as otherwise required by law, Histogen disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events, or circumstances or otherwise.

CONTACT:

Susan A. Knudson

Executive Vice President & CFO

Histogen Inc.

ir@histogen.com